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SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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MONTAVO, INC.

(Name of registrant as Specified in its Charter)

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MONTAVO, INC.

4957 Lakemont Blvd.

Suite 239

Bellevue, WA 98006

NOTICE OF SHAREHOLDER ACTION BY WRITTEN

CONSENT ON OR ABOUT AUGUST 12, 2009

This Information Statement, which is being provided to shareholders on or about August 19, 2009, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act, as amended, by Max Entertainment Holdings, Inc.. (the "Company").

To the Shareholders:

Notice is hereby given that the holders of a majority of the outstanding shares of the Company's common stock have acted by written consent to approve the following actions:

1.

Amend the Company’s Articles of Incorporation to increase the authorized shares of common stock to 400,000,000 shares, and increase the authorized shares of preferred stock to 25,000,000 shares, par value .001

Only shareholders of record at the close of business on August 12, 2009, are being given notice of the Action by Written Consent. Since the actions above have been approved by a majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

This is not a notice of a meeting of stockholders and no stockholder meeting will be held to consider any matter described herein.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Sincerely,

Brook Lang

CEO

MAX ENTERTAINMENT HOLDINGS, INC.

INFORMATION STATEMENTS

GENERAL INFORMATION

General

This information is being provided to the shareholders of Montavo Inc., a Delaware corporation (the "Company"), in connection with the action by written consent of the holders of a majority of the Company's issued and outstanding shares, in lieu of a special meeting, to amend the Company’s Articles of Incorporation to change the name of the Company and increase the authorized shares, approved by the Board of Directors on August 3, 2009.

Record Date and Voting Securities

Only shareholders of record at the close of business on August 12, 2009, are entitled to notice of the action taken, as described herein. On August 12, 2009, the Company had outstanding 37,812,434 shares of common stock, $0.001 par value, each of which was entitled to one vote.

On August 12, 2009, the holders of a majority of the Company's voting power approved the amendment to the Articles of Incorporation.  The increase in authorized shares will take effect on or about May 7, 2010.

This Information Statement was first provided to the Company's shareholders on or about August 24, 2009.

PROPOSAL ONE

AMENDMENT TO ARTICLES OF INCORPORATION

INCREASE AUTHORIZED SHARES

Purpose:

The Company’s Board of Directors has unanimously adopted a resolution seeking shareholders approval to amend the Articles of Incorporation to increase the authorized shares of its par value $.001 common stock to 400,000,000 and to increase the authorized shares of its par value $.001 preferred stock to 25,000,000.

No Dissenters' Rights: Pursuant to Delaware law, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this change in the Board of Directors. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

There were 37,812,434 shares of Montavo common stock issued and outstanding as of August 12, 2009. The following table lists, as of August 12, 2009, the number of shares of the Registrant’s common stock that are beneficially owned by (i) each person or entity known to the Registrant to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Registrant; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Unless indicated otherwise, all addresses below are c/o Montavo, Inc., 4957 Lakemont Blvd. SE, C-4 Suite #239, Bellevue, WA 98006.

Name of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Beneficially Owned Shares

Brook W. Lang	2,001,050	5.5%

Robert Montesano	360,000	1.0%

Brian Conte	4,321,187	11.9%

Wong Peck Ling	1, 612,000	4.5%

Stamford Bridge Holdings Limited (1)	1, 612,000	4.5%

Bret Nesland	2,518,786	7.0%

Armada Capital LLC(2)	4,658,573	12.9%

All directors and executive officers as a group (4 persons)	8,294,237	22.9%

(1)

Stamford Bridge Holdings Limited owns 1, 612,000 shares of our Common Stock. Ms. Wong Peck Ling, our Chief Financial Officer and a director, is the sole shareholder of Stamford Bridge Holdings Limited and is deemed to beneficially own the shares owned by Stamford Bridge Holdings Limited.

(2)	Mr. Bret Nesland is the sole shareholder and director of Armada Capital LLC and may be deemed to beneficially own any shares of our Common Stock issued to Armada Capital LLC.

Change in Control. There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table presents certain specific information regarding the compensation of our Chief Executive Officer and Chief Financial Officer during the last three fiscal years. Except as set forth below, we have not paid any other executive officer in excess of $100,000 (including salaries and benefits) during the years ended December 31, 2007, and 2008.

SUMMARY COMPENSATION TABLE
		Annual compensation			Long-term compensation
					Awards	Payouts
Name and principal position	Fiscal Year Covered	Salary ($)	Bonus ($)	Other annual compensa

-tion ($)	Restricted stock award(s) ($)	Securities under- lying options/ SARs (#)	LTIP payouts ($)	All other compen- sation ($)	(a)	(b)	(c)	(d)
(e)	(f)	(g)	(h)	(i)	Mel Venka- teswaran, CEO(1)	2007 2006	0 0 0	0 0 0
0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	Craig Moody, CEO(2)	2008	17,000(2)	0
0	0	0	0	0	Wong Peck Ling, CFO	2008 2007	0 0 0 0	0 0 0 0
0 0 0 0	0 0 0 0	0 0 0 0	0 0 0 0	0 0 0 0	Robert Montesano, President(3)	2008	0	0
0	0	0	0	0	Brook W. Lang, CEO(4)	2008	0	0
0	(value of option)	54,451	0	0	Brian Conte(4)	2008	0	0
0	(value of option)	54,451	0	0

(1)

Mel Venkateswaran resigned his position as CEO on November 6, 2007.

(2)

Craig Moody was appointed CEO on November 6, 2007 and resigned on May 6, 2008.  See Employment Agreements below for additional information.

(3)

Robert Montesano was appointed President on  November 6, 2007.

(4)

On May 8, 2008, Brook W. Lang was appointed CEO and Brian Conte was appointed CDO.

The company has retained L & S, from which Mr. Lang receives some compensation,  for management services & expenses.  These management services and expenses totaled   $219,923 in 2008, $142,512 in 2007.

Grants of Stock Options and Stock Appreciation Rights

As consideration for marketing services, the Company issued options to Bob Pinkerton, a member of the Company’s advisory board, to purchase an aggregate of 90,000 (for both 2005 and 2006) shares of the Company’s common stock and agreed to pay Mr. Pinkerton $15,000.  Pursuant to a letter agreement dated May 10, 2008, between the Company and Mr. Pinkerton, Mr. Pinkerton agreed to the cancellation of the amount owed in exchange for the issuance of 30,000 shares of the Company’s common stock to Mr. Pinkerton.

As consideration for advisory services in 2005, the Company issued options to Michael Mortier, a member of the Company’s advisory board, to purchase an aggregate of 100,000 shares of the Company’s common stock.

As consideration for advisory services, on March 31, 2006, the Company issued options to Kenneth Young, a member of the Company’s advisory board, to purchase an aggregate of 150,000 shares of the Company’s common stock.

As consideration for advisory services, on April 13, 2005, the Company issued an option to Doug Chartier, a member of the Company’s advisory board, to purchase 40,000 shares of the Company’s common stock.

As consideration for advisory services in 2005 and 2006, the Company issued options to Steve Moore, a member of the Company’s advisory board, to purchase an aggregate of 300,000 shares of the Company’s common stock.

As consideration for advisory services in June 22, 2005, the Company issued options to Nathan McDonald, a member of the Company’s advisory board, to purchase an aggregate of 10,000 shares of the Company’s common stock.

As consideration for advisory services in 2006 and 2007, the Company issued options to Jeff Swanson, a member of the Company’s advisory board, to purchase an aggregate of 40,000 shares of the Company’s common stock.

As consideration for advisory services in September 1, 2006, the Company issued options to Marc Weinberg, a member of the Company’s advisory board, to purchase an aggregate of 10,000 shares of the Company’s common stock.

As consideration for advisory services in February 1, 2008, the Company issued options to Don Stangle, a member of the Company’s advisory board, to purchase an aggregate of 25,000 shares of the Company’s common stock.

As consideration for advisory services in February 1, 2008, the Company issued options to Dan Allen, a member of the Company’s advisory board, to purchase an aggregate of 40,000 shares of the Company’s common stock.

Employment Contracts

On November 6, 2007, the Company entered into an employment agreement with then CEO, Craig Moody.  The agreement was reported and filed as part of a Current Report on Form 8-K on November 14, 2007, which is incorporated herein by reference.  The Agreement was subsequently cancelled on May 6, 2008.  Mr. Moody filed a release of all claims under the Agreement for and in consideration of a payment of $17,000.

MONTAVO, INC.

Date: May 7, 2010

By:

Brook Lang, CEO, Director